                                                                   Exhibit 4.3
                         RESIDUAL ASSETS ASSIGNMENT

     THIS ASSIGNMENT (the "Assignment"), dated as of January 1, 1994, is made by Green Tree Financial Corporation, a Minnesota corporation ("Green Tree") in favor of Green Tree Manufactured Housing Net Interest Margin Finance Corp. I, a Delaware corporation ("Finance I") and a wholly owned subsidiary of Green Tree, and Green Tree Manufactured Housing Net Interest Margin Finance Corp. II, a Delaware corporation ("Finance II") and a wholly owned subsidiary of Green Tree.

     WHEREAS, Green Tree is the owner of certain residual interests (the "Residual Assets") in the "real estate mortgage investment conduits" ("REMICs") issued pursuant to the Pooling and Servicing Agreements identified in Appendix I attached hereto ("the Pooling and Servicing Agreements").

     WHEREAS, pursuant to the terms and conditions set forth herein, Green Tree desires to assign to each of Finance I and Finance II its right, title and interest in fifty percent (50%) of each of the Residual Assets.


                                   ARTICLE I
                         ASSIGNMENT OF RESIDUAL ASSETS

     1.01  Residual Assets.  Subject to and upon the terms and conditions set
           ---------------
forth in this Agreement, Green Tree, as a contribution of capital, hereby transfers, assigns and delivers to each of Finance I and Finance II its right, title and interest in fifty percent (50%) of each of the Residual Assets, effective February 15, 1994. In order to effect such transfer, Green Tree shall
(i) with respect to all Residual Assets evidenced by a certificate, deliver to or upon the order of Finance I and Finance II such certificates, duly endorsed by Green Tree; and (ii) with respect to all Residual Assets not evidenced by a certificate, deliver to the Trustee of the related Securitized Pool a written notification substantially in the form attached hereto as Exhibit A.

     1.02  Security Interest in Residual Assets.        Although the parties
           ------------------------------------
intend that the assignment of the Residual Assets pursuant to this Agreement shall constitute an absolute assignment and not a loan, if such assignments are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that Green Tree shall be deemed to have granted to the Trustee, and Green Tree does hereby grant to the Trustee, a perfected first-priority security interest in the items designated in Section
1.01 above, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by the Trust Agreement terminates prior to the satisfaction of the claims of any person under any Senior Certificates (as defined in the Trust Agreement), the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such person.

                                 ARTICLE II
            INSIDE REFINANCING PAYMENTS AND REPURCHASE PAYMENTS;
                            SERVICING OBLIGATIONS

     2.01  Inside Refinancing Payments.    As part of the foregoing transfer,
           ---------------------------
with respect to each Contract which is refinanced by an Obligor (as defined in the Pooling and Servicing Agreements) through Green Tree, Green Tree agrees to pay to or upon the order of Finance I and Finance II an amount equal to the unpaid balance of such Contract, multiplied by the factor applicable to such Contract, based on the month in which such refinancing occurs and the Securitized Pool in which such Contract was included, as specified in Exhibit B attached hereto; provided, however, that if an inside refinancing payment with
                 ------------------
respect to the same Contract is paid by Green Tree in connection with the assignment by Green Tree of the Fee Assets pursuant to the Fee Assets Assignment, such inside refinancing payment shall not be paid in connection with the assignment of the Residual Assets hereunder.

     2.02  Repurchase Payments.  As part of the foregoing transfer, with respect
           -------------------
to each Contract in a Securitized Pool which is repurchased by Green Tree pursuant to its right as Servicer to repurchase such Contract in such Securitized Pool when the outstanding balance of such Securitized Pool has declined to 10% or less of its initial principal balance, or which is repurchased by Green Tree because of a breach of certain representations and warranties contained in the applicable Pooling and Servicing Agreement, Green Tree agrees to pay to or upon the order of Finance I and Finance II an amount (a "repurchase payment') equal to the unpaid balance of such Contract, multiplied by the factor applicable to such Contract, based on the month in which such repurchase occurs and the Securitized Pool in which such Contract was included, as specified in Exhibit B attached hereto; provided, however, that if a
                                           ------------------
repurchase payment with respect to the same Contract is paid by Green Tree in connection with the assignment by Green Tree of the Fee Assets pursuant to the Fee Assets Assignment, such repurchase payment shall not be paid in connection with the assignment of the Residual Assets hereunder.

     2.03  Servicing Obligations.  Green Tree agrees to continue to act as
           ---------------------
servicer of the Contracts, to provide such reports with respect to the Residual Assets as Finance I and Finance II may reasonably request, and to enter into such further agreements with Finance I and Finance II or their assignee relating to such servicing obligations as Finance I and Finance II may reasonably request.

                                 ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF GREEN TREE

     Green Tree hereby represents and warrants to each of Finance I and Finance II that:

     3.01  Green Tree.  Green Tree is a corporation duly organized, validly
           ----------
existing and in good standing under the laws of Minnesota, with the requisite corporate power and authority to enter into this Assignment and to perform the obligations required of it hereunder. The execution and performance of this Assignment by Green Tree and the consummation of the transactions contemplated hereby, will not violate any provision of law applicable to Green Tree, and do not and will not conflict with any of the terms of its Articles of Incorporation or By-Laws. The execution and performance of this Assignment will not violate any Pooling and Servicing Agreements; nor will the execution and performance of this Assignment conflict with any other material agreements of Green Tree which would result in a material adverse effect on Green Tree.

     3.02  Compliance with Contracts and Regulations.  Green Tree has complied
           -----------------------------------------
with all its obligations under the Contracts and the Pooling and Servicing Agreements which might affect the validity or enforceability of the Contracts or the Pooling and Servicing Agreements and the consummation of the transactions contemplated hereby will not violate any such obligations, laws or regulations.

     3.03  Title to the Residual Assets.  Green Tree is the sole owner of the
           ----------------------------
Residual Assets, free and clear of all liens and encumbrances.


                                   ARTICLE IV
                                 MISCELLANEOUS

     4.01  Survival of Representations and Warranties.  Green Tree covenants and
           ------------------------------------------
agrees that its representations and warranties in this Assignment, and in any document delivered or to be delivered pursuant hereto, shall survive the date hereof.

     4.02  Governing Law.  The internal law, without regard to conflicts of laws
           -------------
principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Assignment and the performance of the obligations imposed by this Assignment.

     IN WITNESS WHEREOF, Green Tree has executed this Assignment as of the day and year first above written.


                                       GREEN TREE FINANCIAL CORPORATION


                                       By
                                         ------------------------------
                                         Its
                                            ---------------------------


Acknowledged by:                       GREEN TREE MANUFACTURED
                                       HOUSING NET INTEREST MARGIN
                                       FINANCE CORP. I


                                       By
                                         ------------------------------
                                         Its
                                            ---------------------------


Acknowledged by:                       GREEN TREE MANUFACTURED
                                       HOUSING NET INTEREST MARGIN
                                       FINANCE CORP. II


                                       By
                                         ------------------------------
                                         Its
                                            ---------------------------

   APPENDIX I
   RESIDUAL ASSETS


Transaction                                                        Registered
                           Pooling and Servicing                     Owner
Name                             Agreement         Residual Asset  or Holder
- -------------------------------------------------------------------------------

GTFC 1993-4                December 1, 1993        Class C
                                                   Certificate

GTFC 1993-3                September 1, 1993       Class C         GTFC-Two
                                                   Certificate

GTFC 1993-2                June 1, 1993            Class C         GTFC-Two
                                                   Certificate

GTFC 1993-1                March 1, 1993           Class C         GTFC-Two
                                                   Certificate

GTFC 1992-2                December 1, 1992        Class C         GTFC-Two
                                                   Certificate

GTFC 1992-1                September 1, 1992       Class C         GTFC-Two
                                                   Certificate

MLMI 1992D                 June 1, 1992            Class C         GTFC-Two
                                                   Certificate

MLMI 1992B                 March 1, 1992           Class C         GTFC-Two
                                                   Certificate

MLMI 1991I                 December 1, 1991        Class C         Home Owners
                                                   Certificate     Pool

MLMI 1991G                 September 1, 1991       Class C         GTFC-Two, as
                                                   Certificate     agent for
                                                                   GTFC-Two and
                                                                   Home Owners
                                                                   Pool

MLMI 1991D                 June 1, 1991;           Class C         MaHCS
                           amended                 Certificate
                           February 13, 1992

MLMI 1991B                 March 1, 1991           Class C         GTFC-Two
                                                   Certificate

MLMI 1990I                 December 1, 1990        Class C         GTFC-Two
                                                   Certificate

MLMI 1990G                 September 1, 1990       Class C         GTFC-Two
                                                   Certificate

MLMI 1990D                 June 1, 1990            Class C         GTFC-Two
                                                   Certificate

MLMI 1990B                 March 1, 1990           Class C         GTFC-Two
                                                   Certificate



MLMI 1989H                 December 1, 1989;       Class C         MaHCS
                           amended January         Certificate
                           29,
                           1990; June 20,
                           1990;
                           February 13, 1992


MLMI 1989F                 October 1, 1989;        Class C         GTFC-Two
                           amended                 Certificate
                           February __, 1994

MLMI 1989D                 June 1, 1989            Class C         GTFC-Two
                                                   Certificate

MLMI 1989B                 March 1, 1989           Class D         GTFC-Two
                                                   Certificate

MLMI 1988X                 December 1, 1988        Class C         Green Tree
                                                   Certificate

MLMI 1988Q                 September 1, 1988       Class C         Green Tree
                                                   Certificate     Acceptance,
                                                                   Inc.

MLMI 1988H                 June 1, 1988            Class C         Green Tree
                                                   Certificate

MLMI 1988E                 March 1, 1988;          Limited         Green Tree
                           amended                 Guarantee
                           February __, 1994       Fee and amunts
                                                   remaining in
                                                   Certifi-
                                                   cate Account
                                                   upon
                                                   termination

MLMI 1987C                 December 1, 1987;       Limited         MaHCS
                           amended May 6, 1991;    Guarantee
                           February 13,            Fee and amounts
                           1992;                   remaining in
                           February __, 1994       Certifi-
                                                   cate Account
                                                   upon
                                                   termination

MLMI 1987B                 October 1, 1987;        Limited         MaHCS
                           amended May 6, 1991;    Guarantee
                           February 13, 1992;      Fee and amounts
                           February __, 1994       remaining in
                                                   Certi-
                                                   cate Account
                                                   upon
                                                   termination


                                   EXHIBIT A
                          FORM OF TRUSTEE NOTIFICATION

                                   EXHIBIT B
               INSIDE REFINANCING AND REPURCHASE PAYMENT FACTORS
                                 (See attached)